Exhibit 10.25

MASTER LOAN AGREEMENT

THIS MASTER LOAN AGREEMENT (this “Agreement”), dated as of February 27, 2017, is entered into by and among CARVANA GROUP, LLC, a Delaware limited liability company (“Borrower”), the lenders listed on the signature pages hereof or that become party hereto pursuant to Section 8.8 (“Lenders”), and VERDE INVESTMENTS, INC., an Arizona corporation, as a Lender and as the administrative agent for the Lenders (“Agent”). In consideration of the mutual covenants and agreements contained herein, the Borrower, the Lenders and the Agent agree as follows:

W I T N E S S E T H :

In consideration of the premises and of the mutual covenants herein contained and to induce Lenders to extend credit to Borrower, the parties agree as follows:

1. Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in this Section 1.

1.1 Defined Terms:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Capital Gain Tax Rate” means a rate equal to the sum of:

(i) the highest marginal Federal income tax rate applicable to net long-term capital gain of an individual who is a citizen of the United States of America, plus

(ii) to the extent Borrower is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Flow Through Entity, (x) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital long-term gain amongst the individual beneficial owners of the outstanding shares of common stock of Borrower multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (i) above.

“Applicable Income Tax Rate” means a rate equal to the sum of:

(i) the highest marginal Federal ordinary income tax rate applicable to an individual who is a citizen of the United States of America, plus

(ii) to the extent Borrower is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Flow Through Entity, (x) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable amongst the individual beneficial owners of the outstanding shares of common stock of Borrower multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (i) above.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Arizona or in the city where the chief executive office of Agent is located is authorized by law to close.

“Capital Stock” means:

(i) in the case of a corporation, corporate stock or shares;

(ii) in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Class B Common Units” shall have the meaning set forth in the Operating Agreement.

“Class C Preferred Units” shall have the meaning set forth in the Operating Agreement.

“Change of Control” means the occurrence of any of the following:

(i) the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Borrower and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(ii) the adoption of a plan relating to the liquidation or dissolution of Borrower; or

(iii) Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above) other than the Controlling Investors, becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (iii) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of Borrower;

provided that the contribution of the Equity Interests of Borrower to a holding company that holds no assets other than such Equity Interests and has the same composition of ownership immediately after such contribution that owned such Equity Interests immediately before, shall not by itself constitute a “Change of Control.”

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” if and when pledged hereunder, means the Property, all Fixtures of the Property, and an assignment of the Leases and the rents derived from the Leases pledged by Borrower as security for the Loans.

“Controlling Investors” shall have the meaning set forth in the Operating Agreement.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default (as defined in Section 5 herein).

“Default Rate” on any date, means a rate per annum that is equal to 5.0% in excess of the rate otherwise applicable to the Loan or any other Obligations outstanding on such date.

“De Minimis Amounts” means a quantity of Hazardous Materials or Regulated Materials, which, in all instances are transported, used and/or stored, as the case may be, in a manner that (i) does not constitute a violation of any Environmental Law or require any reporting or disclosure under any Environmental Law and (ii) is consistent with customary business practice for Borrower’s or Tenant’s operations at the Property both in the state where the Property is located and under Federal law, and which is (x) transported on or from the Property in connection with Borrower’s or Tenant’s current operations; or (y) stored for use on the Property by Borrower or Tenant in connection with Borrower’s or Tenant’s current operations; or (z) currently used by Borrower or Tenant on the Property.

“Draw Termination Date” means the earliest of (i) August 27, 2018, and (ii) if the Maximum Aggregate Amount of Loans has been made prior to August 27, 2018, the Funding Date of the last Loan made to Borrower.

“Environmental Laws” collectively means the following acts and laws, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any Hazardous Materials or Regulated Materials, as now or at any time hereafter in effect.

“Equity Interests” means all Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

“Event of Default” this term has the meaning provided in Section 5 of this Agreement.

“Fixtures” has the meaning set forth in the UCC.

“Flow Through Entity” means an entity that for U.S. Federal income tax purposes constitutes (i) an “S corporation” (as defined in Section 1361(a) of the Code, (ii) a “qualified subchapter S subsidiary” (as defined in Section 1361(b)(3)(B) of the Code), (iii) a “partnership” (within the meaning of Section 7701(a)(2) of the Code) other than a “publicly traded partnership”) (as defined in Section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code.

“Funding Date” means each date on which a Loan is made hereunder.

“GAAP” means generally accepted accounting principles adopted by the Financial Accounting Standards Board from time to time.

“Governmental Authority” means any domestic or foreign court or other governmental or regulatory authority, agency, or other body with jurisdiction over Borrower or any Subsidiary, or any of assets or property of Borrower or any Subsidiary.

“Guarantor” means Carvana, LLC and Arizona limited liability company.

“Guaranty” means that certain Guaranty executed by Guarantor in favor of Agent on behalf of Lenders, in the form attached hereto as Exhibit A-2

“Hazardous Materials” means oil, petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials, radioactive materials, polychlorinated biphenyls (“PCBs”), and compounds containing them; lead and lead based paint, asbestos and asbestos-containing materials in any form that is or could become friable, underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence and quantity of which at any Property is prohibited by any Governmental Authority; any substance that requires special handling; and any other hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants defined as such under any existing or future Environmental Law.

“Improvements” means all buildings and improvements now or hereafter erected on the Property and all fixtures, machinery, equipment and other articles of real, personal or mixed property attached to or installed in or upon, or used in the operation or maintenance of, the Property or any buildings or improvements situated thereon, whether or not such real, personal or mixed property is or shall be affixed to the Property.

“Indebtedness” means, as of a particular time without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than one hundred twenty (120) days past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), and (v) any credit or loan agreement or facility or other agreement, instrument or document evidencing, creating or relating to any of the foregoing.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, payroll, travel, moving and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or hypothecation of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of any financing statement under the UCC (or equivalent statutes) of any jurisdiction).

“Loan” or “Loans” means the Loan or Loans made by Lenders to Borrower from time to time pursuant to Section 2.2.4 of this Agreement.

“Loan Commitment” means the commitment of each Lender to make the Loans in accordance with the provisions of Section 2.1.1 of this Agreement.

“Loan Documents” means this Agreement, each Note, each Mortgage, the Guaranty, UCC-1 financing statements, and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time.

“Loan Maturity Date” means August 27, 2018.

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), operations, properties or business of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement or (iii) the rights and remedies of Agent under this Agreement.

“Maximum Aggregate Amount” this term has the meaning provided in Section 2.1.1.

“Maximum Lawful Rate” this term has the meaning provided in Section 2.3.4.

“Mortgage” means any mortgage, deed of trust or similar instrument now or hereafter executed by Borrower or any other Person granting Agent a security interest in any Collateral to secure the Obligations, as modified, restated or replaced from time to time.

“Note” has the meaning set forth in Section 2.1.3 of this Agreement.

“Operating Agreement” means that certain third Amended and Restated Limited Liability Company Agreement of Borrower, dated July 12, 2016, without regard to any amendments, modifications and supplements after the date hereof.

“Obligations” means the Loans and all other amounts, including but not limited to all other amounts advanced, expended or applied by the Agent under this Agreement or any other Loan Document to or for the benefit of the Borrower or to perform or enforce the Borrower’s covenants in this Agreement or any other Loan Document, together with all interest accruing thereon, including any interest on pre-petition debt accruing after bankruptcy, all fees, all costs of collection, attorneys’ fees and expenses of or advances by the Agent which the Agent pays or incurs in discharge of obligations of the Borrower or to inspect, repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

“Permitted Investments” means:

(i) any Investment in Borrower or a Subsidiary of Borrower;

(ii) any Investment in cash or cash equivalents;

(iii) any Investment existing on the date hereof or made pursuant to binding commitments in effect on the date hereof or an Investment consisting of any amendment, restatement, supplement, refunding, replacement, refinancing, exchange, extension, modification or renewal of any Investment existing on or made pursuant to a binding commitment in effect on, the date hereof; provided that the amount of any such Investment is increased thereby, if at all, only to the extent permitted by another clause of this definition;

(iv) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(v) any Investment consisting of a guarantee permitted hereunder incurred in the ordinary course of business;

(vi) Investments received in settlement, compromise or resolution of bona fide disputes or as distributions in bankruptcy, insolvency or similar proceedings;

(vii) Investments acquired after the date hereof as a result of the acquisition by Borrower or any Subsidiary of Borrower of another Person, including by way of a merger, amalgamation or consolidation with or into Borrower or any of its Subsidiaries in a transaction that is not prohibited hereunder to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(viii) Investments consisting of licensing or contribution of intellectual property pursuant to joint development, marketing, manufacturing or similar agreements with other Persons;

(ix) Investments representing amounts held for employees of Borrower or any Subsidiary under deferred compensation plans; and

(x) other Investments in any Person having an aggregate fair market value

(measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xi) that are at the time outstanding, not to exceed Five Million and No/100 Dollars ($5,000,000).

“Permitted Liens” means:

(i) Liens securing the Obligations;

(ii) Liens for Taxes, assessments and other governmental charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings and adequate reserves therefor in compliance with GAAP have been set aside on Borrower’s or any applicable Subsidiary’s books;

(iii) The claims of materialmen, mechanics, carriers, warehousemen, processor or landlords arising out of operation of law so long as the obligations secured thereby are not past due or are being contested in good faith and by appropriate proceedings and adequate reserves therefor in compliance with GAAP have been set aside on Borrower’s or any applicable Subsidiary’s books;

(iv) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws;

(v) Judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (x) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (y) the validity and/or amount of the claims secured thereby are being contested in good faith and by appropriate proceedings and adequate reserves therefor in compliance with GAAP have been set aside on Borrower’s or any applicable Subsidiary’s books and (z) such Liens do not, in the aggregate, materially detract from the value of the Collateral or materially impair the use thereof in the operation of the Property;

(vi) Liens, other than Liens securing obligations for borrowed money and Liens of the type set forth in clauses (ii) through (v) above, which do not, in the aggregate, materially detract from the value of the affected Property or materially impair the use thereof in the operation of the Property, including without limitation, easements (including without limitation billboard and access easements), zoning restrictions, rights-of-way and similar encumbrances on the Property imposed by law or arising in the ordinary course of business and minor defects or irregularities in title.

“Permitted Tax Distributions” in respect of Borrower (but without duplication) means, with respect to any taxable year or portion thereof in which Borrower is a Flow Through Entity, the sum of:

(i) the product of (x) the excess of (1) all items of taxable income or gain (other than capital gain) of Borrower for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of Borrower for such year or portion thereof and (y) the Applicable Income Tax Rate, plus

(ii) the product of (x) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of Borrower for such year or portion thereof and (y) the Applicable Capital Gain Tax Rate, plus

(iii) the product of (x) the net short-term capital gain (for this purpose, net short-term capital gain in excess of net long-term capital loss), if any, of Borrower for such year or portion thereof and (y) the Applicable Income Tax Rate, minus

(iv) the aggregate Tax Loss Benefit Amount for Borrower for such year or portion thereof. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity (but only for periods for which such Subsidiary is treated as a Flow Through Entity), which items of income, gain, deduction or, loss are allocated to or otherwise treated as items of income, gain, deduction or loss of Borrower for Federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of Borrower.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.

“PIK Interest” means interest that is added to the principal amount of this Agreement in accordance with Section 2.3.1 of this Agreement.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Pro Rata Share” for each Lender, means the percentage equivalent of a fraction, the numerator of which is the Loan Commitment of such Lender and the denominator of which is the Maximum Aggregate Amount (or, at any time after the Draw Termination Date, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of all Loans then outstanding).

“Property” means each, any and all real property owned now or in the future by Borrower or its Subsidiaries and the Fixtures and Improvements thereon, whether or not pledged as security for the Loans, other than the real property, Fixtures and Improvements located at 6014 S IH 35 Frontage Road, Austin, Texas and such other real property, Fixtures and Improvements which are expressly excluded in writing by Agent.

“Public Offering” means any underwritten sale of common equity securities of a Person (or any successor thereto, whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Forms S-1 or S-3 (or any successor forms adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common equity securities in connection with and as consideration for a merger or acquisition, and (ii) any issuance of common equity securities or rights to acquire common equity securities to employees, officers, directors, consultants or other service providers of the Company or any of its Subsidiaries or others as part of an incentive or compensation plan, agreement or arrangement. Unless otherwise indicated herein, “Public Offering” shall refer to a Public Offering of the securities of Borrower or an entity of which Borrower is a consolidated Subsidiary.

“Qualifying Capital Transaction” means, with respect to Borrower or entity of which Borrower is a consolidated Subsidiary, (i) any sale, issuance, placement or assumption of funded Indebtedness of such entity, whether or not evidenced by a promissory note or other written evidence of Indebtedness; or (ii) any issuance or sale of shares of its Capital Stock, other than an issuance (a) to a current member of such entity, or (b) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, in each case of items (i) and (ii), to the extent the net cash proceeds of such transaction exceed Five Million and No/100 Dollars ($5,000,000).

“Qualified Public Offering” shall have the meaning set forth in the Operating Agreement.

“Regulated Materials” means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

“Required Lenders” means one or more Lenders whose aggregate Pro Rata Shares (without regard to the Pro Rata Share of the Agent) exceeds 51%.

“Restricted Investments” means any Investments, other than Permitted Investments.

“Sale Transaction” shall have the meaning set forth in the Operating Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Similar Business” means any business conducted or proposed to be conducted by Borrower and the Subsidiaries on the date hereof or any business that is similar, reasonably related, incidental or ancillary thereto, including without limitation, any business that derives a majority of its revenues from purchasing, originating, brokering and marketing, pooling and selling, securitization and servicing Receivables, and entering into agreements and engaging in transactions involving motor vehicle purchasing, leasing or sales, fleet purchasing, leasing, sales, financing, and insurance.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tax Loss Benefit Amount” means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of Borrower ending subsequent to the first day of the taxable year of Borrower that includes the date hereof (such day, the “Loss Date”) carried forward to the applicable taxable year; provided that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Loss Date, which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of Borrower for Federal income tax purposes, shall be included in determining the amount of net operating loss or net capital loss of Borrower.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

“Tenant” means any tenant under a Lease for any Property.

“UCC” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the State of Arizona or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the UCC.

1.2 Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided in the UCC to the extent the same are defined therein.

1.3 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

2. The Credit Facility; Interest and Fees.

2.1 The Credit Facility; Commitment Fee.

2.1.1 Loan Commitment. Subject to all of the terms and conditions of this Agreement, during the period from and including the date hereof to but excluding the Draw Termination Date, and provided that no Default or Event of Default shall have occurred and be continuing hereunder, each Lender agrees from time to time at the request of Borrower, to make its Pro Rata Share of Loans to Borrower in a maximum aggregate principal amount for all Loans not to exceed Fifty Million and No/100 Dollars ($50,000,000.00) (the “Maximum Aggregate Amount”).

2.1.2 Non-Revolving Facility. Each Lender’s Loan Commitment shall terminate upon the Draw Termination Date.

2.1.3 Note. Each of the Lender’s Loans shall be evidenced by a promissory note (each, a “Note”) in the form of Exhibit A-1 attached hereto and made a part hereof. The outstanding principal amount and all accrued interest under each Note shall be due and payable in accordance with the terms of each Note and this Agreement.

2.1.4 Required Collateral; Mortgages. Upon written request of any Lender, within twenty-five (25) days of such request, Borrower shall cause Guarantor to execute and deliver to Agent for recording Mortgages for each Property in form and substance reasonably satisfactory to Guarantor and Lenders. If, after the date hereof, Borrower or Guarantor directly or indirectly through a Subsidiarity acquires any real property, upon request of any Lender, Borrower shall cause Guarantor or such Subsidiary to execute and deliver to Agent for recording in the applicable county recorder’s office, a Mortgage in substantially the form as prior Mortgages, subject to those changes deemed necessary by Agent and its counsel to provide for local law requirements.

2.2 Commitment Fee; Procedures for Borrowing; Conditions Precedent to Extensions of Credit.

2.2.1 Commitment Fee. Borrower shall pay to the Lenders, based on their Pro Rata Share, on the initial Funding Date, a non-refundable commitment fee in the aggregate amount of One Million and No/100 Dollars ($1,000,000).

2.2.2 Procedure. During the term of this Agreement, from and including the date hereof to but excluding the Draw Termination Date, the Borrower may request the Lenders to make, and the Lenders shall make, on the terms and conditions set forth herein, Loans from time to time.

2.2.3 Request for Borrowing. Any request for a Loan by the Borrower shall be made by delivering to Agent and Lenders a written request for borrowing. Provided that (i) no Default or Event of Default is continuing, (ii) the representations and warranties contained in this Agreement are true and correct in all material respects, and (iii) if applicable, Agent, for the benefit of the Lenders, has a first priority perfected mortgage and security interest in the Collateral, then, each Lender hereby agrees to, and shall, make their Pro Rata Share of all requested Loans under this Agreement. Notwithstanding the foregoing, Borrower may not request more than five (5) Loans and all Loans shall be in an amount of not less than Ten Million and No/100 Dollars ($10,000,000.00). All Loans shall be requested in writing and delivered to Agent and each of the Lenders at least three (3) Business Days prior to the date Borrower requests such Loan. All such Loans shall be Indebtedness hereunder. The date and amount of each Loan made by Lenders to Borrower and each repayment made to Lenders on account of the principal thereof shall be recorded by Agent in its books; provided that the failure of Agent to make any such recordation (or any failure in any such recordation) shall not affect the obligations of Borrower to make any payment when due of any amount owing hereunder in respect of the Loans. The aggregate principal amount of Loans (without regard to PIK Interest) shall not exceed the Maximum Aggregate Amount.

2.2.4 Funding Date; Lender Direct Funding. Upon satisfaction of all conditions precedent set forth in this Section, the Funding Date of each Loan requested by Borrower under Section 2.2.3 hereof shall occur no later than the third (3rd) Business Day following such request. Each Lender shall fund its Pro Rata Share of the applicable Loan directly to Borrower.

2.3 Interest; Maximum Lawful Rate.

2.3.1 Interest Rate. Each Loan shall accrue interest on the unpaid principal balance of such Loan at a rate per annum equal to 12.00% (the “Interest Rate”). Interest on the outstanding principal amount of this Agreement shall accrue from and including the date of the first Loan hereunder until the date paid at the Interest Rate and shall be payable semi-annually on the last day of the second and fourth calendar quarters beginning on June 30, 2017 (“Current Pay Interest”); provided, however, that, at the option of Borrower, payments of Current Pay Interest may be added to and become part of the principal amount of the Notes on the relevant date due (which will, for the avoidance of doubt, result in semi-annual compounding of interest). Borrower shall make all payments to each Lender in accordance with their Pro Rata Share of the applicable payment.

2.3.2 Default Rate. In addition to all other rights contained in the Loan Documents, if an Event of Default occurs and is continuing, the principal amount of all outstanding Obligations, shall bear interest at the Default Rate. The Default Rate shall apply from acceleration until such Obligations or any judgment thereon is paid in full.

2.3.3 Computations. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

2.3.4 Maximum Lawful Rate. Notwithstanding any provision in this Agreement, or in any other document, if at any time before the payment in full of the Obligations, any of the rates of interest specified in this Agreement (the “Stated Rates”) exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the “Maximum Lawful Rate”), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rates shall be less than the Maximum Lawful Rate, then, subject to Section 2.3.5 below, the Borrower shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by Lenders is equal to the total interest which Lenders would have received had the Stated Rates been (but for the operation of this Section 2.3.3) the interest rates payable; thereafter, the interest rates payable shall be the Stated Rates unless and until any of the Stated Rates shall again exceed the Maximum Lawful Rate, in which event this Section 2.3.3 shall again apply. In the event interest payable hereunder is calculated at the Maximum Lawful Rate, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

2.3.5 Amount of Interest. In no event shall the total interest contracted for, charged, received or owed pursuant to the terms of this Agreement exceed the amount,

which Lenders may lawfully receive. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.3.5, shall make a final determination that Lenders have received, charged, collected, or contracted for interest hereunder in excess of the amount which Lenders could lawfully have, to the extent permitted by law, such excess shall promptly be applied to the reduction of the principal balance of each Note and not to the payment of interest, and any excess remaining thereafter shall be refunded to the Borrower. In determining whether the interest exceeds the Maximum Lawful Rate or the maximum amount which Lenders could lawfully have received, the total amount of interest shall, to the extent allowed by law, be spread over the term of the Loans.

2.4 Repayment of Loans; Making of Payments.

2.4.1 Optional Principal Payments. All Loans are prepayable without premium or penalty, in whole or in part, at any time.

2.4.2 Mandatory Principal Payments. All principal and accrued interest for each Loan shall be due and payable on the Loan Maturity Date. Notwithstanding the foregoing, upon receipt of cash proceeds from a Qualifying Capital Transaction, Borrower shall prepay without penalty or premium the entire outstanding principal amount of this Agreement, including all unpaid PIK Interest, together with all accrued and unpaid interest. Borrower shall make all payments to each Lender in accordance with their Pro Rata Share of the applicable payment.

3. Representations and Warranties. In order to induce Lenders to enter into this Agreement and to make the Loans or otherwise extend credit as provided for herein, the Borrower hereby makes the following representations and warranties. The representations and warranties are made as of the execution and delivery of the Agreement, and each time the Borrower requests a Loan the representations and warranties are deemed to be made again at that time.

3.1 Organization; Powers; Etc. Borrower (i) is duly formed, validly existing, and in good standing under the laws of the state of its formation, (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite legal power and limited liability company power to own and operate its assets and to carry on its business and to enter into and perform its obligations under this Agreement.

3.2 Due Authorization; No Violations; Etc. The execution and delivery by Borrower of, and the performance by Borrower of its obligations under, this Agreement have been duly authorized by all requisite limited liability company action and do not and will not (i) violate its articles or certificate of formation or the Operating Agreement, any provision of any law of any Governmental Authority, any agreement or any indenture, mortgage, or other instrument to which Borrower is a party or by which Borrower or its properties are bound, or (ii) conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument.

3.3 Binding Agreement. This Agreement is the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and (ii) general equitable principles.

3.4 Consents and Approvals. No consent or approval of any Governmental Authority or of any party to any agreement to which Borrower is a party or by which it or any of its property is bound in connection with the execution and delivery by Borrower of, and the performance by Borrower of its obligations under, this Agreement, is necessary, except as such have been obtained and are in full force and effect.

3.5 Compliance. Borrower is in compliance with all laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Borrower is in compliance, in all material respects, with all of the terms of each document or agreement evidencing or governing any material agreement to which Borrower is a party or by which it or any of its property is bound, and no Event of Default or Default exists.

3.6 Litigation. There is no pending legal, arbitral, or governmental action or proceeding to which Borrower is a party or to which it or any of its properties is subject that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and to the best of Borrower’s knowledge, no such action or proceeding is threatened.

3.7 Taxes. Borrower and its Subsidiaries has filed or caused to be filed prior to delinquency all federal, state and local tax returns that are required to be filed, and has paid and shall continue to pay when due all Taxes as shown on such returns, and has paid and shall continue to pay when due all other Taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax, assessment, government charge or levy is being contested in good faith and by appropriate proceedings and adequate reserves therefor in compliance with GAAP have been set aside on Borrower’s or such Subsidiary’s books.

3.8 Title. Borrower or a Subsidiary of Borrower has insurable title to the Property. Borrower or a Subsidiary of Borrower owns the Property free and clear of all Liens, except Permitted Liens. Neither Borrower nor any Subsidiary of Borrower owns any Property other than Property listed on Schedule I attached hereto.

3.9 Collateral. Other than Permitted Liens, the security interests granted to Lenders pursuant to any Mortgage, to the extent so pledged, (i) constitute and, as to subsequently acquired property included in the Collateral covered by the Mortgage or security agreement, will constitute, security interests entitled to all of the rights, benefits and priorities provided by the UCC and applicable State law and (ii) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising.

3.10 Environmental. Except as disclosed on Exhibit 3.10, Borrower warrants and represents to Lenders, that: (i) Borrower has undertaken all appropriate inquiry and investigation as to the environmental condition of each Property; (ii) each Property and

Borrower, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable Environmental Laws; (iii) each Property is not and has never been used to generate, handle, treat, store or dispose of Hazardous Materials in excess of De Minimis Amounts or otherwise in violation of any Environmental Laws; (iv) no Hazardous Materials (including asbestos, mold or lead paint in any form) in excess of De Minimis Amounts are located on or under any Property or emanate from any Property or have been disposed of, stored or treated on or about any Property; (v) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (vi) no notice has been received with regard to any Hazardous Material on any Property; (vii) no action, investigation or proceeding is pending or to Borrower’s knowledge threatened which seeks to enforce any right or remedy against Borrower or any Property under any Environmental Law; (viii) neither Borrower nor any occupant of the Property, is subject to any remedial obligations as to the Property under Environmental Laws relating to Hazardous Materials, health or the environment; (ix) Borrower has not, nor will Borrower, release or waive the liability of any previous owner, lessee or operator of the Property or any party who may be potentially responsible for the presence of or removal of Hazardous Material from the Property, nor has it made promises of indemnification regarding Hazardous Material on the Property to any party, except as contained herein and in the Loan Documents; and (x) all licenses, permits and other governmental or regulatory actions necessary for each Property to comply with Environmental Laws shall be obtained and maintained and Borrower shall assure compliance therewith.

3.11 Utilities. With respect to each Property on which Borrower or Guarantor is currently operating its business:

3.11.1 To Borrower’s knowledge, each Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and drain facilities adequate to service such Property for its intended use;

3.11.2 All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right of way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property; and

3.11.3 To the best of Borrower’s knowledge after due inquiry, all roads necessary for the use of each Property for its current respective purpose have been completed, are physically open and dedicated to public use and have been accepted by all Governmental Authorities.

3.12 Certificate of Occupancy; Licenses. With respect to each Property on which Borrower or Guarantor is currently operating its business:

3.12.1 To Borrower’s knowledge, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”) have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture;

3.12.2 Borrower shall keep and maintain all Licenses necessary for the operation of the Property for its permitted use; and

3.12.3 To Borrower’s knowledge, the use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

3.13 Flood Zone. To Borrower’s knowledge, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, Borrower or Guarantor has obtained flood insurance with respect to the Property in an amount that a prudent, similarly situated real property owner would obtain.

3.14 Physical Condition. Except as disclosed on Exhibit 3.14, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. The Property is free from material damage caused by fire or other casualty. To Borrower’s knowledge after due inquiry, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in material compliance with all applicable legal requirements.

3.15 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property.

3.16 Leases. No Person has any possessory interest in or right to occupy any Property other than the Borrower or a Subsidiary of Borrower, other than pursuant to billboard licenses or easements which do not, individually or in the aggregate, materially adversely affect Borrower’s or such Subsidiary’s interest in such Property.

3.17 Fixtures. Borrower is the owner of all Fixtures at the Property.

4. Covenants of Borrower. The following covenants shall remain in effect until the payment and performance of all of the Borrower’s obligations to the Lenders:

4.1 Existence. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its organizational documents, and the material rights, licenses and franchises of Borrower, provided that Borrower is not required to preserve any such right, license or franchise if the maintenance or preservation thereof is no longer desirable in the conduct of its business.

4.2 Payment of Taxes and Other Claims. Borrower will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent all material Taxes, assessments and governmental charges levied or imposed upon such Borrower or any Subsidiary or its income or profits or property, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

4.3 Incurrence of Indebtedness and Issuance of Preferred Stock. Borrower will neither issue any Preferred Stock with preferences and rights senior to the Class C Preferred Units nor incur any Indebtedness. The provisions of this subsection will not apply to:

4.3.1 Indebtedness between Borrower and any of its Subsidiaries;

4.3.2 the Incurrence by Borrower of Indebtedness (including capital lease obligations) incurred for the purpose of financing (or refinancing) all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Borrower or any of its Subsidiaries that does not exceed the greater of the purchase price or fair market value of such property;

4.3.3 Indebtedness incurred pursuant to asset-based financing arrangements, including loans to finance inventory, equipment, accounts receivable or real estate (including sale-leaseback arrangements), including but not limited to financing for automotive finance receivables coincident with vehicles sold to consumers; and

4.3.4 unsecured Indebtedness that, when added to all other Indebtedness incurred pursuant to this clause and then outstanding, will not exceed Five Million and No/100 Dollars ($5,000,000) in the aggregate.

4.4 Restricted Payments. Borrower will not, directly or indirectly: (i) declare or pay any dividend on, or make any other payment or distribution in respect of, its Equity Interests or similar payment to the direct or indirect Lenders thereof in their capacity as such; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Borrower held by any Person or any Equity Interests of any Subsidiary held by any Affiliate of Borrower (in each case other than held by Borrower); or (iii) make any Restricted Investment; (Clauses (i) through (iii) are collectively referred herein to as “Restricted Payments”).

4.4.1 The provisions of this subsection will not prohibit:

(A) redemption, repurchase, retirement or other acquisition for value and payments of dividends on Class C Preferred Units;

(B) the redemption, repurchase, retirement or other acquisition for value of any Class B Common Units held by employees, former employees, directors, former directors, consultants or former consultants of Borrower (or any of its Subsidiaries); provided that in accordance with the terms of the grant agreements pursuant to which such Class B Common Units were issued; and

(C) Permitted Tax Distributions.

4.5 Sale Transaction. Borrower will not, directly or indirectly, enter into any Sale Transaction unless such Sale Transaction is permitted under the Operating Agreement.

4.6 Liens. Except for Permitted Liens, Borrower will not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on the Property.

4.7 Issuance and Sales of Equity Interests in Borrower and Wholly-Owned Subsidiaries.

4.7.1 Borrower will not, directly or indirectly, enter in to a Public Offering unless it is a Qualified Public Offering;

4.7.2 Borrower will not issue any Class B Common Units to Ernest C. Garcia II or Ernest C. Garcia III;

4.7.3 Borrower will not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any wholly-owned Subsidiary of Borrower to any Person (other than Borrower or a wholly-owned Subsidiary of Borrower), unless such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such wholly-owned Subsidiary; and

4.7.4 Borrower will not permit any wholly-owned Subsidiary of Borrower to issue any of its Equity Interests to any Person other than to Borrower or a wholly-owned Subsidiary of Borrower or in connection with grants of phantom stock or similar options, restricted stock, restricted stock units or other awards to management, directors, consultants or employees of such Subsidiary.

4.8 Transactions with Affiliates.

4.8.1 Borrower will not make any payment to, or sell, lease, exchange, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Borrower (each of the foregoing, an “Affiliate Transaction”), unless such Affiliate Transaction is on terms that are no less favorable to Borrower or Subsidiary than those that would have been obtained in a comparable transaction at the time in an arm’s-length transaction with a person who was not an Affiliate.

4.8.2 The foregoing provisions do not apply to the following:

(A) Customary employment arrangements and benefit programs, in each case on commercially reasonable terms and, to the extent related to the employment of any executive officer, director or manager of Borrower or any of its Subsidiaries approved by the Board of Directors of Borrower;

(B) transactions exclusively between or among Borrower and/or its Subsidiaries;

(C) agreements, transactions, commitments or arrangements in effect as of the date hereof (including pursuant to any modification, amendment, or restatement thereto, provided that any such modification, amendment or restatement is not prohibited pursuant to the Operating Agreement;

(D) the issuance or sale of any Equity Interests of Borrower that are permitted hereunder and any agreements, transactions, commitments or arrangements pursuant thereto; and

(E) Restricted Payments that are permitted hereunder.

4.9 Business Activities. Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than Similar Businesses, except to such extent as would not be material to Borrower and its Subsidiaries taken as a whole.

4.10 Financial Statements. To the extent not filed with the United Stated Securities and Exchange Commission and publicly available on EDGAR, within 120 days after the end of each fiscal year and 60 days after each fiscal quarter (or if Borrower is a reporting company under the Securities and Exchange Act of 1934, such period as required thereunder for the filing thereof), Borrower will provide to Lenders copies of the audited financial statements of Borrower and all of its consolidated Affiliates for the prior fiscal year or unaudited financial statements of Borrower and all of its consolidated Affiliates with respect to each of the first three fiscal quarters of each fiscal year.

4.11 Maintain Properties. Borrower shall maintain, preserve and keep or cause each applicable Tenant to maintain preserve and keep its property, including, without limitation, each Property in good repair, working order and condition (ordinary wear and tear excepted), making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents.

4.12 Use of Property. Borrower shall use and operate, and require its lessees or licensees to use and operate, each Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act) and ordinances, covenants, and restrictions, and with all applicable requirements of any Lease now or hereafter affecting each Property. Borrower shall not permit any unlawful use of any Property or any use that may give rise to a claim of forfeiture of any of such Property. Borrower shall not allow changes in the stated use of any Property from that disclosed to Lenders at the time of execution hereof. Borrower shall not initiate or acquiesce to a zoning change of any Property without prior notice to, and written consent of, Lenders.

4.13 Maintenance, Repairs and Alterations. Without the prior written consent of Lenders (which consent shall not be unreasonably withheld or delayed), Borrower will not remove, demolish or structurally alter, or permit any Tenant to remove, demolish or structurally alter, any of the buildings or other Improvements on any Property after Borrower has opened such Property to the public for business (“Alterations”). Borrower shall promptly notify Lenders in writing of any material loss, damage or adverse condition affecting any Property. Notwithstanding anything to the contrary set forth in the foregoing, Borrower may make or permit Tenant to make Alterations without the consent of Lenders in the event that such Alterations (a) may be required by laws, ordinances or regulations, (b) would not have a Material Adverse Effect on a Property, or (c) are improvement work which are commercially reasonable to facilitate or compliment to the current and future operations on such Property and do not materially and adversely affect the value of such Property.

4.14 Environmental Condition of Property and Indemnity. Except as set forth in Exhibit 4.14, Borrower represents to Agent and each Lender that no portion of any Property is a protected wetland. Borrower agrees to notify Agent and Lenders immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of each Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material in excess of De Minimis Amounts from each Property. BORROWER SHALL DEFEND, AND HOLD AGENT, LENDERS AND ANY PARTICIPANTS, SUCCESSORS OR ASSIGNS TO LENDERS’ INTEREST IN THE LOANS, AND ANY OTHER PARTY WHO ACQUIRES ANY PORTION OF THE LOANS AT A FORECLOSURE SALE OR OTHERWISE THROUGH THE EXERCISE OF AGENT’S AND LENDERS’ RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, AND ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ALL OF THE AFOREMENTIONED INDEMNIFIED PARTIES, HARMLESS FROM AND AGAINST ANY AND ALL ACTUAL OR POTENTIAL DAMAGES, PENALTIES, FINES, CLAIMS, SUITS, LIABILITIES, COSTS, JUDGMENTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’, CONSULTANTS’ OR EXPERTS’ FEES OF EVERY KIND AND NATURE INCURRED, SUFFERED BY OR ASSERTED AGAINST AGENT OR LENDERS AS A DIRECT OR INDIRECT RESULT OF OR WHICH ARISE OUT OF OR RELATE IN ANY WAY TO: (A) REPRESENTATIONS MADE BY BORROWER IN THIS SECTION BEING OR BECOMING UNTRUE IN ANY MATERIAL RESPECT; (B) BORROWER’S VIOLATION OF OR FAILURE TO MEET THE REQUIREMENTS OF ANY ENVIRONMENTAL LAWS; OR (C) HAZARDOUS MATERIALS WHICH, WHILE ANY PROPERTY IS SUBJECT TO THE MORTGAGE, EXIST ON ANY PROPERTY IN EXCESS OF DE MINIMIS AMOUNTS OR OTHERWISE IN VIOLATION OF ANY ENVIRONMENTAL LAW. HOWEVER, BORROWER’S OBLIGATIONS UNDER THIS SECTION SHALL NOT APPLY TO ANY ACT OF AGENT OR LENDERS WHICH TAKES PLACE AFTER FORECLOSURE OR SATISFACTION OF THE MORTGAGE. THESE INDEMNIFICATION OBLIGATIONS ARE IN ADDITION TO GENERAL INDEMNIFICATION PROVISIONS SET FORTH HEREAFTER. BORROWER’S OBLIGATIONS UNDER THIS SECTION SHALL CONTINUE, SURVIVE AND REMAIN IN FULL FORCE AND EFFECT NOTWITHSTANDING THE REPAYMENT OF THE OBLIGATIONS, A FORECLOSURE OF OR EXERCISE OF POWER OF SALE UNDER THIS INSTRUMENT, A DELIVERY OF A DEED IN LIEU OF FORECLOSURE, A CANCELLATION OR TERMINATION OF RECORD OF THIS INSTRUMENT AND THE TRANSFER OF ANY PROPERTY.

4.15 Further Assurances. Borrower shall take such further action and provide to Agent such further assurances as may be reasonably requested to ensure perfection of the security interest granted herein.

5. Events of Default.

5.1 Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or caused by operation of law) which is not waived in writing by Lenders or cured to the extent a cure is applicable:

5.1.1 (i) Borrower’s or Guarantor’s failure to pay to Lenders to any amount of principal, when and as due under the Loan Documents or (ii) Borrower’s or Guarantor’s failure to pay to Lenders any other amounts when due hereunder, if such failure continues for a period of at least three Business Days;

5.1.2 (i) any payment default or other default occurs under any Indebtedness of Borrower or Guarantor that results in a redemption of or acceleration prior to maturity of Ten Million and No/100 Dollars ($10,000,000) or more of such Indebtedness in the aggregate; or (ii) any material default occurs under any Indebtedness of Borrower or Guarantor having an aggregate outstanding balance in excess of Twenty Five Million and No/100 Dollars ($25,000,000) or Borrower receives written notice of the occurrence of any default under any such Indebtedness, and in each case, such default continues uncured for more than ten Business Days;

5.1.3 (i) Borrower or Guarantor commences a voluntary case under Title 11 of the U.S. Code or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (ii) an involuntary case is commenced against Borrower or Guarantor under any Bankruptcy Law and such involuntary case is not discharged or dismissed within sixty (60) days following the commencement of such case, (iii) Borrower or Guarantor consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law, (iv) Borrower or Guarantor consents to the appointment of a receiver, trustee, assignee, liquidator or similar official, (v) Borrower or Guarantor makes a general assignment for the benefit of its creditors, or (vi) Borrower or Guarantor admits in writing that it is generally unable to pay its debts as they become due;

5.1.4 any material provision of any Loan Document shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by Borrower or Guarantor, or a proceeding shall be commenced by Borrower or Guarantor seeking to establish the invalidity or unenforceability thereof, or Borrower or Guarantor shall deny that Borrower or Guarantor has any liability or obligation hereunder;

5.1.5 a representation or warranty contained in any Loan Document shall prove to have been false or misleading in any material respect and Borrower fails to cure same within thirty (30) days after receiving notice from Agent;

5.1.6 Borrower or Guarantor shall fail to comply with any of its covenants or obligations contained in this Agreement after giving effect to applicable grace and cure periods;

5.1.7 a Change of Control shall occur; or

5.1.8 a proceeding shall be instituted by Borrower or Guarantor seeking liquidation or dissolution; or

5.1.9 Loss, theft, damage or destruction of any material portion of any Property for which there is either no insurance coverage or for which, in the reasonable opinion of Lenders, there is insufficient insurance coverage, and either Borrower or Guarantor has failed to commence repairs and/or restoration of the affected Property for a period of twenty (20) calendar days or, if Borrower or Guarantor is prohibited by a Governmental Authority from commencing such repairs and/or restoration within such time period, and Borrower or Guarantor intends to continue occupying or to reoccupy such Property; or

5.1.10 Sale, transfer or any conveyance, whether voluntary or involuntary of any Property without Agent’s written consent in its sole discretion.; or

5.1.11 Any Guarantor shall have repudiated its obligations under the Guaranty or the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law.

5.2 Remedies. Whenever a Default or an Event of Default has occurred, the Lenders may immediately withhold further Loans or other extensions of credit to Borrower. If an Event of Default shall have occurred and be continuing, Agent may, and upon request of a Lender, shall take any or all of the following actions with respect to Borrower, and with respect to the Collateral for the Loans:

5.2.1 Acceleration. Agent may, and upon request of a Lender, shall declare any or all Obligations to be immediately due and payable (if not earlier demanded), terminate its obligation to make Loans and other extensions of credit to Borrower, bring suit against Borrower and Guarantor to collect the Obligations, exercise any remedy available to Lenders hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Agent to exercise any other remedies.

5.2.2 UCC Rights. Without waiving any of its other rights hereunder or under any other Loan Document, Agent shall have all rights and remedies of a secured party under the UCC (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. Borrower agrees that any notice by Agent of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the UCC or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five (5) days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.

5.2.3 Foreclosure. Agent may, and upon request of a Lender, shall exercise any or all of Agent’s remedies under the Mortgage or other Loan Documents including, without limitation, acceleration of the maturity of all payments and Obligations. Agent may, and upon request of a Lender, shall take immediate possession of each, any and all Property or any part thereof (which Borrower agrees to surrender to Agent) and manage, control or lease the same to such Persons and at such rental as it may deem proper and collect and apply Rents (as defined in the applicable Mortgage) to the payment of: (i) the Obligations, together with all costs and attorneys’ fees; (ii) all levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (iii) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of each, any and all Property and the management and operation thereof; all in such order or priority as Agent in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of each, any and all Property. Agent may, and upon request of a Lender, shall apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate each, any and all Property or any part thereof, and to apply the Rents (as defined in the applicable Mortgage) therefrom as hereinabove provided. In the event of such application, Borrower consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Borrower, without regard to whether Borrower has committed waste or permitted deterioration of each, any or all of the Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Borrower or any other person, firm or corporation who or which may be liable for the payment of the Obligations. Agent may, and upon request of a Lender, shall exercise all the remedies of a mortgagee as provided by law and in equity including, without limitation, foreclosure upon the Mortgage and sale of each, any and all Property, or any part of the Property, at public sale conducted according to applicable law (referred to as “Sale”) and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied. With respect to any portion of each, any and all Property governed by the UCC, Agent shall have all of the rights and remedies of a secured party thereunder. Agent may elect to foreclose upon any Property that is Fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property. Agent may, and upon request of a Lender, shall bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price. Agent shall apply the proceeds of Sale, first to any fees or attorney fees permitted Agent by law in connection with Sale, second to expenses of foreclosure, publication, and sale permitted Agent by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law.

5.3 Receiver. In addition to any other remedy available to it, Agent may, and upon request of a Lender, shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Agent and Lenders in connection with such receivership shall bear interest at the Default Rate, at Agent’s option, and shall be secured by all Collateral.

5.4 Injunctive Relief. Borrower recognizes that if there is an Event of Default then, depending on the nature of the Event of Default, it may be that no remedy at law will provide complete or adequate relief to Agent or Lenders, and Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. The injunctive relief shall not be a waiver of Agent’s or Lenders’ rights to other relief and remedies.

5.5 Lenders’ Default. In the event of any default of the Loan Documents by Lenders or any claim by Borrower related to the Loan Documents, the Borrower’s sole and exclusive remedy against Lenders shall be a cause of action sounding in contract with damages limited to actual and direct damages incurred. Lenders shall not in any event be liable to

Borrower or Guarantor for ordinary negligence, delay in performance or any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or goodwill. Lenders shall in no event be liable to Borrower or Guarantor for any loss or damage directly or indirectly resulting from the furnishing of services or reports under this Agreement. With respect to any goods and services provided by Lenders, LENDER MAKES NO WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TO BORROWER OR ANY GUARANTOR.

6. Indemnification. In addition to all other Obligations, the Borrower shall defend, protect, indemnify and hold harmless Agent, Lenders and their Affiliates and all of their respective officers, directors, employees, attorneys, consultants, agents and any other Person acting on behalf of Lenders, solely in such capacity as Agent, Lender or Person acting on behalf of Lenders (each, an “Indemnified Party”) from and against any and all losses, claims, damages, obligations, costs, good faith settlements, expenses, Taxes, penalties, fines, reasonable attorneys’ fees or other liabilities, including but not limited to costs of investigation, litigation fees and expenses, and costs in successfully asserting the right to indemnification hereunder (each a “Loss” and collectively, “Losses”) incurred by such Indemnified Party at any time and pertaining to (a) any suit, investigation, action or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Lenders’ furnishing of funds to Borrower under this Agreement (other than for any Loss arising from such Indemnified Party’s gross negligence or willful misconduct), (b) Lenders’ preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees and disbursements of counsel for Lenders in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of foreclosure, repossession, storage, disposition, protection and collection of Collateral, (c) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such Indemnified Party’s gross negligence or willful misconduct, (d) facts which are, or allegations which if true would be, a breach of any representation, warranty, obligation, agreement or covenant of Borrower contained in the Loan Documents, and/or (e) an Event of Default or a Default. If Borrower should fail to pay any Tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or Borrower’s, Agent’s or any Lender’s interests therein, Agent may, and upon request of the Required Lenders, shall make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Obligations entitled to the benefit and security of the Loan Documents. In addition, the Borrower agrees to pay and save each Indemnified Party harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of any Indemnified Party or Borrower with respect to the applicability of such Tax. The Borrower’s obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of the Indemnified Parties shall be part of the

Obligations, secured by the Collateral, and shall survive termination of this Agreement. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT (OTHER THAN WILLFUL MISCONDUCT OR A GROSSLY NEGLIGENT ACT) OR OMISSION OF SUCH INDEMNIFIED PARTY OR OF ANY OTHER PERSON.

7. Administration

7.1 Appointment of Agent; Authorization. Each of the Lenders hereby designates and appoints Agent for the other Lenders for all purposes when Agent is acting on behalf of the Lenders under this Agreement and the other Loan Documents. Each of the Lenders hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as administrative agent for and on behalf of the Lenders on the conditions contained in this Section 7.1. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent, in its capacity as Agent, shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” or “administrative agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each of the Lenders hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the payments made by Borrower, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) exclusively receive, apply, and distribute the payments of Borrower as provided in the Loan Documents, (d) perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to Borrower or the Guarantor, the Obligations, the Collateral, the payments of Borrower, or otherwise related to any of same as provided in the Loan Documents, and (e) incur and pay the expenses of the Lenders as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. The provisions of this Section 7.1 are solely for the benefit of the Lenders and no Borrower shall have rights as a third-party beneficiary of any provisions contained herein.

7.2 Agent not Payment Agent; Payments. Borrower and Guarantor are required to make all payments directly to each Lender in accordance with their Pro Rata Share of the applicable payment. Agent is not required to, and shall not, accept and disburse payments on behalf of the Lenders. At any time or times that the Agent receives by foreclosure or other action against Collateral, any such proceeds of Collateral with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, the Agent shall act as agent for the other Lenders as to all amounts owing to the other Lenders and shall distribute all such amounts to the other Lenders in accordance with their Pro Rata Share and the terms of this Agreement or the Loan Documents, as applicable.

7.3 Rights of Agent. As to any matters not expressly provided for by the Loan Documents, the Agent shall not exercise any discretion or take any action (including, without limitation, enforcement or collection of the Notes), but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent may perform any of its duties by or through its officers, directors, agents or employees, it being understood that all such actions taken by such officers, directors, agents or employees shall be on behalf of the Agent.

7.4 Duties and Responsibilities. Agent, in its capacity as Agent hereunder, shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them under any Loan Document or in connection herewith or therewith unless caused by its or by their gross negligence or willful misconduct or material violation of a Requirement of Law or this Agreement or the other Loan Documents.

7.5 Request for Instructions. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, the Agent shall be entitled to refrain from acting or taking the action unless and until the Agent shall have received instructions from the Required Lenders, and the Agent shall not incur liability to any Person by reason of so refraining.

7.6 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, e-mail, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person. The Agent may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts with respect to matters within their expertise.

7.7 Liability of Agent. Independently and without reliance upon the Agent, each of the Lenders, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and the Guarantor in connection with the making and the continuation of each Loan and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Borrower and the Guarantor and the merits and risks of extensions of credit hereunder and (iii) its own independent appraisal of the Collateral. The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Loan Documents, Collateral or the financial condition of the Borrower and the Guarantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Loan Document, or the financial condition of the Borrower and the Guarantor or the existence or possible existence of any Event of Default.

7.8 Notice of Default or Event of Default. Agent, acting solely in its capacity as Agent hereunder, shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent, acting solely in its capacity as Agent hereunder, has obtained actual knowledge, unless Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent, acting solely in its capacity as Agent hereunder, has obtained actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Subject to the provisions of this Section 7.8, Agent shall take such action with respect to such Event of Default as may be requested by the Required Lenders in accordance with Section 5.2; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable.

7.9 Successor Agent. Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower). If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 7.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

7.10 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Loan Commitment. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lenders. Except as expressly provided herein, no Lender shall have any liability for the acts of any other Lenders. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lenders to fulfill its obligations to make credit available hereunder, or to advance for such Lenders or on its behalf, nor to take any other action on behalf of such Lenders hereunder or in connection with the financing contemplated herein.

7.11 Costs and Expenses; Indemnification. Agent may incur and pay certain costs and expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Borrower are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the payments of Borrower received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Borrower, each of the Lenders hereby agrees that it is and shall be obligated to pay to Agent such Lenders’ Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent and its Lenders Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents (each, an “Agent Indemnified Party”) (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Losses (as hereinafter defined); provided, however, that no Lender shall be liable for the payment to any Agent Indemnified Party of any portion of such Losses resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any other Lenders in failing to make its Pro Rata Share of any Loan or other extension of credit hereunder. Without limitation of the foregoing, each of the Lenders shall reimburse Agent upon demand for such Lenders’ ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

8. Miscellaneous.

8.1 Remedies Cumulative. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

8.2 Survival. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Obligations are outstanding, there exists any commitment by Lenders to Borrower, and until this Agreement is formally terminated in writing. The obligations of the Borrower under Section 6 hereof shall survive the repayment of the Loans and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lenders shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

8.3 Notices. Any notice or other communication hereunder or under the Notes to any party hereto or thereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, telegram, or registered or certified United States mail with return receipt and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed or, if sent via United States mail, when receipt signed by the receiver, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

If to the Borrower:	Carvana Group, LLC 4020 East Indian School Road Phoenix, Arizona 85018 Attention: General Counsel Email: DL-CarvanaLegal@carvana.com

With a copy to:	Snell & Wilmer L.L.P. One Arizona Center Phoenix, Arizona 85004 Attention: Brian William Burke Facsimile No.: (602) 382-6070 Telephone No.: (602) 382-6379 Email: bburke@swlaw.com

If to the Agent:	Verde Investments, Inc. 1720 W. Rio Salado Parkway Tempe, Arizona 85281 Attention: Steven Johnson

With copies to:

If to the Lenders:	At the address set forth on the signature pages hereto

8.4 Governing Law. Except as otherwise provided in this Agreement and, as to the other Loan Documents, in such Loan Documents, this Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Arizona and shall be governed by and construed in accordance with the laws of the State of Arizona (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

8.5 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lenders, and their respective successors and assigns.

8.6 Powers. All powers of attorney granted to Lenders are coupled with an interest and are irrevocable.

8.7 Approvals; Amendments. If this Agreement calls for the approval or consent of Lenders, such approval or consent may be given or withheld in the sole and absolute discretion of Lenders unless otherwise specified herein. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lenders.

8.8 Assignments and Participation. Borrower may not assign any of their rights hereunder without the prior written consent of Lenders, and any such assignment made without such consent will be void. Each Lender may from time to time, without the consent of Borrower, sell, transfer, pledge, assign and convey the Notes, the Loan and the Loan Documents (or any interest therein), and delegate any and all of its obligations with respect thereto, and may grant participations in the Loan to another financial institution or other Person on terms and conditions reasonably acceptable to Agent and split the Loan into multiple parts, or the Notes into multiple component notes or tranches. In connection with any such sale, transfer, assignment, conveyance or participation, the applicable Lender may, acting for this purpose as an agent of Borrower, maintain at its offices a register for the recordation of the names and addresses of Lenders’ participants or assignees, and the amount and terms of Lender’s sales, transfers, assignments, conveyances and participations including specifying any such participant’s or assignee’s entitlement to payments of principal and interest, and any payments made, with respect to each such sale, transfer, assignment, conveyance or participation. Upon prior notice to Borrower of such participation or assignment, Borrower shall thereafter furnish to such participant or assignee any information furnished by Borrower to Lenders pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Lenders from pledging or assigning this Agreement and Lenders’ rights under any of the other Loan Documents, including Collateral therefor, to any Federal Reserve Lenders in accordance with applicable law.

8.9 Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of any law requiring Lenders to attempt to realize upon any Collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Lenders and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (a) any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (b) any exchange, release or non-perfection of any Collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Obligations.

8.10 Integration; Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

8.11 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (A) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (B) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

8.12 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL

INDUCEMENT TO EACH PARTY TO ACCEPT THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.

8.13 Disgorgement of Payments. If Lenders are required in any bankruptcy, insolvency or receivership proceeding by or against Borrower or any Guarantor or any of its respective property or otherwise to disgorge, turn over or otherwise pay to the estate of Borrower or any Guarantor any amount (a “Recovery”), because such Recovery was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be fraudulent or preferential transfer, whether received as proceeds of security, enforcement or any right of set-off or otherwise, then the Obligations shall be reinstated to the extent of such Recovery and, for purposes of this Agreement, deemed to be outstanding as if such payment had not occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

8.14 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lenders or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

8.15 Counterparts; Electronic Execution. This Agreement may be executed in two or more counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

8.16 Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

8.17 Waiver by Borrower. Except as otherwise provided for in this Agreement, Borrower waive (a) notice and consummation of presentment, demand, protest, dishonor, intent to accelerate, acceleration; (b) all rights to notice and a hearing prior to taking possession or control of, or the Lenders’ replevy, attachment or levy upon, the Collateral; (c) any bond or security in a judicial proceeding as a condition to the Agent exercising any of the its remedies; and (d) the benefit of all valuation, appraisement and exemption laws. The failure or delay of Borrower to strictly enforce the terms of this Agreement shall not be a waiver of Borrower’s right to do so.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

BORROWER:	CARVANA GROUP, LLC

	By:	/s/ Paul Breaux
	Name:	Paul Breaux
	Title:	Vice President

AGENT:	VERDE INVESTMENTS, INC.

	By:	/s/ Steven P. Johnson
	Name:	Steven P. Johnson
	Title:	Vice President

LENDERS:	VERDE INVESTMENTS, INC.

	By:	/s/ Steven P. Johnson
	Name:	Steven P. Johnson
	Title:	Vice President

Address for notices:
1720 W. Rio Salado Parkway
Tempe, AZ 85281

[ ]

By:
Name:
Title:

Address for notices:

EXHIBIT A-1

FORM OF NOTE

See attached.

PROMISSORY NOTE

Up to $

FOR VALUE RECEIVED, the undersigned, CARVANA GROUP, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of                                         , a                                         , the principal sum of up to                                         DOLLARS ($            ) or such amount as may be advanced and outstanding from time to time under this Agreement.

This Agreement is subject to the provisions of that certain Master Loan Agreement dated as of February [●], 2017, by and among the Borrower and the Agent and Lenders party thereto, as modified from time to time (the “Loan Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Loan Agreement. This Agreement is entitled to the benefits of, and evidences Obligations incurred under, the Loan Agreement, to which reference is made for a description of the security for this Agreement and for a statement of the additional terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Agreement and on which such Obligations may be declared to be immediately due and payable. This Agreement is one of the Notes referred to in the Loan Agreement.

The unpaid principal amount of this Agreement from time to time outstanding is subject to mandatory repayment from time to time as provided in the Loan Agreement and shall bear interest as provided in the Loan Agreement. All payments of principal and interest on this Agreement shall be payable to Lender of this Agreement in lawful currency of the United States of America in immediately available funds in the manner and location indicated in the Loan Agreement or wherever else the Lender may specify.

Notwithstanding the grant of the Collateral, Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Agreement are recourse obligations of Borrower for which Borrower pledge Borrower’s full faith and credit. Borrower promise to pay all of the Lenders’ costs of collection and enforcement in respect of this Agreement when incurred including, without limitation, all reasonable attorneys’ fees and disbursements.

Borrower, and any endorsers or guarantors hereof, hereby (i) severally waive diligence, presentment, protest and demand, and notice of protest, demand, dishonor or any non-payment of this Agreement, (ii) expressly agree that this Agreement, or any payment hereunder, may be extended from time to time and consent to the acceptance of further Collateral, release of any Collateral for this Agreement and/or release of any party primarily or secondarily liable hereon, and (iii) expressly agree that it shall not be necessary for the Lenders, in order to enforce payment of this Agreement, to first institute or exhaust the Lenders’ remedies against Borrower or any other party liable hereon, or against any Collateral for this Agreement. No extension of time for the payment of this Agreement, or any installment hereof, made by agreement of the Lenders with any Person now or hereafter liable for the payment of this Agreement shall affect the liability under this Agreement of the Borrower, even if the Borrower is not a party to such agreement; provided that the Lenders and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Upon the occurrence of any Event of Default specified in the Loan Agreement, all amounts remaining unpaid on this Agreement shall become, or may be declared to be, immediately due and payable, as provided in the Loan Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ARIZONA (WITHOUT REFERENCE TO CHOICE-OF-LAW DOCTRINE), WHICH THE BORROWER EXPRESSLY ELECT TO APPLY TO THIS AGREEMENT.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Promissory Note effective as of the day and year first above written.

CARVANA GROUP, LLC

By:
Name:	Paul Breaux
Title:	Vice President

EXHIBIT A-2

FORM OF GUARANTY

See attached.

GUARANTY

THIS AGREEMENT, dated as of February [●], 2017, is entered into by and among CARVANA, LLC, an Arizona limited liability company (“Guarantor”), and VERDE INVESTMENTS, INC., an Arizona corporation (“Agent”), as agent on behalf of the lenders (“Lenders”) from time to time party to that certain Master Loan Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”) by and between Carvana Group, LLC, a Delaware limited liability company, as borrower (“Borrower”), Lenders and Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement, Lenders have agreed to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, in order to induce the Lenders to enter into the Loan Agreement and to induce the Lenders to make financial accommodations to Borrower as provided for in the Loan Agreement, Guarantor has agreed to guaranty the Guaranteed Obligations (as hereinafter defined); and

WHEREAS, Guarantor is an Affiliate of Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrower by the Lenders.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions

1.1 Construction. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Loan Agreement. When the terms are used in the plural, the plural forms of the meanings shall apply. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Loan Agreement; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

1.2 Definitions. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

Agreement: this Agreement.

Guaranteed Obligations: all liabilities and obligations (i) of Borrower to Agent and Lenders with respect to the Obligations evidenced by the Loan Documents, (ii) of Guarantor to Agent and Lenders with respect to the Obligations evidenced by the Loan Documents, in each case, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions and renewals thereof, fees and expenses incurred by Agent or

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Lenders (including any fees or expenses that accrue after the commencement of an insolvency proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such insolvency proceeding), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by Agent and Lenders, in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, Guaranteed Obligations shall include all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower to Agent and Lenders but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other insolvency proceeding or similar proceeding involving Borrower or Guarantor.

2. Guaranty

2.1 Guaranty. In recognition of the direct and indirect benefits to be received by Guarantor from the proceeds of the Loans, Guarantor hereby unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guaranteed Obligations. If any or all of the Guaranteed Obligations becomes due and payable, Guarantor, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Agent and Lenders, together with any and all expenses that may be incurred by Agent and Lenders in demanding, enforcing, or collecting any of the Guaranteed Obligations (including the enforcement of any Collateral for such Guaranteed Obligations or any Collateral for the obligations of the Guarantor under this Agreement). If claim is ever made upon Agent or Lenders for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Guaranteed Obligations and Agent or a Lender repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including Borrower or Guarantor), then and in each such event, Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation (or purported revocation) of this Agreement or other instrument evidencing any liability of Guarantor, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

2.2 Bankruptcy. Additionally, Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to Agent and Lenders, whether or not due or payable by Borrower upon the occurrence of any of the events specified in Section 5.1.3 of the Loan Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Agent and Lenders, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.

2.3 Nature of Liability. The liability of Guarantor hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Obligations, whether executed by any other guarantor or by any other Person, and the liability of Guarantor hereunder shall not be affected or impaired by (i) any direction as to application of payment by Borrower or by any other Person, (ii) any payment on, or in reduction of, any such other guaranty or undertaking, (iii) any dissolution, termination, or increase, decrease, or change

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in personnel by Borrower or Guarantor, (iv) any payment made to Agent or Lenders on account of the Guaranteed Obligations which Lenders repays to Borrower or Guarantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (v) any action or inaction by Agent or Lenders, or (vi) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

2.4 Continuing Guaranty. This Agreement includes all present and future Guaranteed Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Agreement as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Agent and Lenders, (ii) no such revocation shall apply to any Guaranteed Obligations in existence on the date of receipt by Agent and Lenders of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Agent and Lenders in existence on the date of such revocation, (iv) no payment by Guarantor, Borrower, or from any other source, prior to the date of Agent and Lenders’ receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder. This Agreement shall be binding upon Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Agent and Lenders and their successors, transferees, or assigns.

2.5 Independent Obligations. The guaranty by Guarantor hereunder is a guaranty of payment and not of collection. The obligations of Guarantor hereunder are independent of the obligations of any other guarantor or Borrower or any other Person and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Borrower or any other Person and whether or not Borrower or any other Person be joined in any such action or actions. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by Borrower or other circumstance which operates to toll any statute of limitations as to Borrower shall operate to toll the statute of limitations as to Guarantor.

2.6 Authorization. Guarantor authorizes Agent and Lenders, without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

2.6.1 change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter, any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Agreement shall apply to the Obligations as so changed, extended, renewed, or altered;

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2.6.2 take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Obligations or any of the Guaranteed Obligations (including any of the obligations of Guarantor under this Agreement) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;

2.6.3 exercise or refrain from exercising any rights against Borrower or any other guarantor;

2.6.4 release or substitute any one or more endorsers, guarantors, Borrower, or other obligors;

2.6.5 settle or compromise any of the Obligations, any security therefor, or any liability (including any of those of Guarantor under this Agreement) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to its creditors;

2.6.6 apply any sums by whomever paid or however realized to any liability or liabilities of Borrower to Agent and Lenders, regardless of what liability or liabilities of such Borrower remain unpaid; and

2.6.7 consent to or waive any breach of, or any act, omission, or default under, this Agreement, any other Loan Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Agreement, any other Loan Document, or any of such other instruments or agreements.

2.7 Reliance. It is not necessary for Agent or Lenders to inquire into the capacity or powers of Guarantor or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

2.8 Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent and Lenders with respect thereto. The obligations of Guarantor under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any such action or actions. The liability of Guarantor under this Agreement shall be absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:

2.8.1 any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

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2.8.2 any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit;

2.8.3 any taking, exchange, release, or non-perfection of any Lien in and to any Collateral, or any taking, release, amendment, waiver of, or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

2.8.4 the existence of any claim, set-off, defense, or other right that Guarantor may have at any time against any Person, including Lenders;

2.8.5 any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor;

2.8.6 any right or defense arising by reason of any claim or defense based upon an election of remedies by Agent or Lenders, including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against Borrower or sureties;

2.8.7 any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of Borrower or any other guarantor; or

2.8.8 any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any other guarantor or surety.

2.9 Waivers.

2.9.1 Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent and Lenders to (i) proceed against Borrower or any other guarantor or any other Person, (ii) proceed against or exhaust any security held from Borrower or any other guarantor or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against Borrower, any other guarantor, any other Person, or any Collateral, or (iv) pursue any other remedy in Lenders’ power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower or Guarantor or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of Borrower or Guarantor or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower or any other guarantor other than payment of the Obligations to the extent of such payment.

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2.9.2 Agent may, and upon request of a Lender, shall take immediate possession of each, any and all Property or any part thereof (which Guarantor agrees to surrender to Agent) and manage, control or lease the same to such Persons and at such rental as it may deem proper and collect and apply Rents (as defined in the applicable Mortgage) to the payment of: (i) the Obligations, together with all costs and attorneys’ fees; (i) all levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (iii) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of each, any and all Property and the management and operation thereof; all in such order or priority as Agent in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of each, any and all Property. Agent may, and upon request of a Lender, shall exercise all the remedies of a mortgagee as provided by law and in equity including, without limitation, foreclosure upon the Mortgage and sale of each, any and all Property, or any part of the Property, at public sale conducted according to applicable law (referred to as “Sale”) and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied. With respect to any portion of each, any and all Property governed by the UCC, Agent shall have all of the rights and remedies of a secured party thereunder. Agent may elect to foreclose upon any Property that is Fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property. Agent may, and upon request of a Lender, shall bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price. Agent shall apply the proceeds of Sale, first to any fees or attorney fees permitted Agent by law in connection with Sale, second to expenses of foreclosure, publication, and sale permitted Agent by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law.

2.9.3 Guarantor waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, and notices of the existence, creation, or incurring of new or additional Obligations. Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and Guarantor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope, and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that Lenders shall not have any duty to advise Guarantor of information known to them regarding such circumstances or risks.

2.9.4 No Guarantor will exercise any rights that it may now or hereafter acquire against Borrower or Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Agreement, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent or Lenders against Borrower, any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from Borrower or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash and Lenders’ obligation to make Loans under the Loan Agreement has been terminated. If any amount shall be paid to Guarantor in violation of the immediately preceding

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sentence, such amount shall be held in trust for the benefit of Lenders, and shall forthwith be paid to Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising.

2.9.5 Guarantor represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

3. Representations and Warranties of Guarantor

3.1 Organization; Powers; Etc. Guarantor (i) is duly formed, validly existing, and in good standing under the laws of the state of its formation, (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite legal power and limited liability company power to own and operate its assets and to carry on its business and to enter into and perform its obligations under this Agreement.

3.2 Due Authorization; No Violations; Etc. The execution and delivery by Guarantor of, and the performance by Guarantor of its obligations under, this Agreement have been duly authorized by all requisite limited liability company action and do not and will not (i) violate its articles or certificate of formation or operating agreement, any provision of any law of any Governmental Authority, any agreement or any indenture, mortgage, or other instrument to which Guarantor is a party or by which Guarantor or its properties are bound, or (ii) conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument.

3.3 Binding Agreement. This Agreement is the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and (ii) general equitable principles.

3.4 Consents and Approvals. No consent or approval of any Governmental Authority or of any party to any agreement to which Guarantor is a party or by which it or any of its property is bound in connection with the execution and delivery by Guarantor of, and the performance by Guarantor of its obligations under, this Agreement, is necessary, except as such have been obtained and are in full force and effect.

3.5 Title. Borrower, Guarantor or a Subsidiary of Borrower has insurable title to the Property. Borrower, Guarantor or a Subsidiary of Borrower owns the Property free and clear of all Liens, except Permitted Liens.

3.6 Collateral. Other than Permitted Liens, the security interests granted to Lenders pursuant to any Mortgage, to the extent so pledged, (i) constitute and, as to subsequently

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acquired property included in the Collateral covered by the Mortgage or security agreement, will constitute, security interests entitled to all of the rights, benefits and priorities provided by the UCC and applicable State law and (ii) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising.

3.7 Environmental. Except as disclosed on Exhibit 3.10 to the Loan Agreement, Guarantor warrants and represents to Lenders, that: (i) Guarantor has undertaken all appropriate inquiry and investigation as to the environmental condition of each Property; (ii) each Property and Guarantor, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable Environmental Laws; (iii) each Property is not and has never been used to generate, handle, treat, store or dispose of Hazardous Materials in excess of De Minimis Amounts or otherwise in violation of any Environmental Laws; (iv) no Hazardous Materials (including asbestos, mold or lead paint in any form) in excess of De Minimis Amounts are located on or under any Property or emanate from any Property or have been disposed of, stored or treated on or about any Property; (v) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (vi) no notice has been received with regard to any Hazardous Material on any Property; (vii) no action, investigation or proceeding is pending or to Guarantor’s knowledge threatened which seeks to enforce any right or remedy against Guarantor or any Property under any Environmental Law; (viii) neither Guarantor nor any occupant of the Property, is subject to any remedial obligations as to the Property under Environmental Laws relating to Hazardous Materials, health or the environment; (ix) Guarantor has not, nor will Guarantor, release or waive the liability of any previous owner, lessee or operator of the Property or any party who may be potentially responsible for the presence of or removal of Hazardous Material from the Property, nor has it made promises of indemnification regarding Hazardous Material on the Property to any party, except as contained herein and in the Loan Documents; and (x) all licenses, permits and other governmental or regulatory actions necessary for each Property to comply with Environmental Laws shall be obtained and maintained and Guarantor shall assure compliance therewith.

3.8 Utilities. With respect to each Property on which Guarantor is currently operating its business:

3.8.1 To Guarantor’s knowledge, each Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and drain facilities adequate to service such Property for its intended use;

3.8.2 All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right of way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property; and

3.8.3 To the best of Guarantor’s knowledge after due inquiry, all roads necessary for the use of each Property for its current respective purpose have been completed, are physically open and dedicated to public use and have been accepted by all Governmental Authorities.

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3.9 Certificate of Occupancy; Licenses. With respect to each Property on which Guarantor is currently operating its business:

3.9.1 To Guarantor’s knowledge, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”) have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture;

3.9.2 Guarantor shall keep and maintain all Licenses necessary for the operation of the Property for its permitted use; and

3.9.3 To Guarantor’s knowledge, the use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

3.10 Flood Zone. To Guarantor’s knowledge, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, Guarantor has obtained flood insurance with respect to the Property in an amount that a prudent, similarly situated real property owner would obtain.

3.11 Physical Condition. Except as disclosed on Exhibit 3.14 to the Loan Agreement, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Guarantor has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. The Property is free from material damage caused by fire or other casualty. To Guarantor’s knowledge after due inquiry, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in material compliance with all applicable legal requirements.

3.12 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property.

3.13 Leases. No Person has any possessory interest in or right to occupy any Property other than the Guarantor, other than pursuant to billboard licenses or easements which do not, individually or in the aggregate, materially adversely affect Borrower’s or such Subsidiary’s interest in such Property.

3.14 Fixtures. Guarantor is the owner of all Fixtures at the Property.

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4. Covenants of Guarantor. The following covenants shall remain in effect until the payment and performance of all of the Guarantor’s obligations to the Lenders:

4.1 Existence. Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its organizational documents, and the material rights, licenses and franchises of Guarantor, provided that Guarantor is not required to preserve any such right, license or franchise if the maintenance or preservation thereof is no longer desirable in the conduct of its business.

4.2 Liens. Except for Permitted Liens, Guarantor will not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on the Property.

4.3 Maintain Properties. Guarantor shall maintain, preserve and keep or cause each applicable Tenant to maintain preserve and keep each Property in good repair, working order and condition (ordinary wear and tear excepted), making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents.

4.4 Use of Property. Guarantor shall use and operate, and require its lessees or licensees to use and operate, each Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act) and ordinances, covenants, and restrictions, and with all applicable requirements of any Lease now or hereafter affecting each Property. Guarantor shall not permit any unlawful use of any Property or any use that may give rise to a claim of forfeiture of any of such Property. Guarantor shall not allow changes in the stated use of any Property from that disclosed to Lenders at the time of execution hereof. Guarantor shall not initiate or acquiesce to a zoning change of any Property without prior notice to, and written consent of, Lenders.

4.5 Maintenance, Repairs and Alterations. Without the prior written consent of Lenders (which consent shall not be unreasonably withheld or delayed), Guarantor will not remove, demolish or structurally alter, or permit any Tenant to remove, demolish or structurally alter, any of the buildings or other Improvements on any Property after Guarantor has opened such Property to the public for business (“Alterations”). Guarantor shall promptly notify Lenders in writing of any material loss, damage or adverse condition affecting any Property. Notwithstanding anything to the contrary set forth in the foregoing, Guarantor may make or permit Tenant to make Alterations without the consent of Lenders in the event that such Alterations (i) may be required by laws, ordinances or regulations, (ii) would not have a Material Adverse Effect on a Property, or (iii) are improvement work which are commercially reasonable to facilitate or compliment to the current and future operations on such Property and do not materially and adversely affect the value of such Property.

4.6 Environmental Condition of Property and Indemnity. Guarantor agrees to notify Agent and Lenders immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of each Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material in excess

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of De Minimis Amounts from each Property. GUARANTOR SHALL DEFEND, AND HOLD AGENT, LENDERS AND ANY PARTICIPANTS, SUCCESSORS OR ASSIGNS TO LENDERS’ INTEREST IN THE LOANS, AND ANY OTHER PARTY WHO ACQUIRES ANY PORTION OF THE LOANS AT A FORECLOSURE SALE OR OTHERWISE THROUGH THE EXERCISE OF AGENT’S AND LENDERS’ RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, AND ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ALL OF THE AFOREMENTIONED INDEMNIFIED PARTIES, HARMLESS FROM AND AGAINST ANY AND ALL ACTUAL OR POTENTIAL DAMAGES, PENALTIES, FINES, CLAIMS, SUITS, LIABILITIES, COSTS, JUDGMENTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’, CONSULTANTS’ OR EXPERTS’ FEES OF EVERY KIND AND NATURE INCURRED, SUFFERED BY OR ASSERTED AGAINST AGENT OR LENDERS AS A DIRECT OR INDIRECT RESULT OF OR WHICH ARISE OUT OF OR RELATE IN ANY WAY TO: (I) REPRESENTATIONS MADE BY GUARANTOR IN THIS SECTION BEING OR BECOMING UNTRUE IN ANY MATERIAL RESPECT; (II) GUARANTOR’S VIOLATION OF OR FAILURE TO MEET THE REQUIREMENTS OF ANY ENVIRONMENTAL LAWS; OR (III) HAZARDOUS MATERIALS WHICH, WHILE ANY PROPERTY IS SUBJECT TO THE MORTGAGE, EXIST ON ANY PROPERTY IN EXCESS OF DE MINIMIS AMOUNTS OR OTHERWISE IN VIOLATION OF ANY ENVIRONMENTAL LAW. HOWEVER, GUARANTOR’S OBLIGATIONS UNDER THIS SECTION SHALL NOT APPLY TO ANY ACT OF AGENT OR LENDERS WHICH TAKES PLACE AFTER FORECLOSURE OR SATISFACTION OF THE MORTGAGE. THESE INDEMNIFICATION OBLIGATIONS ARE IN ADDITION TO GENERAL INDEMNIFICATION PROVISIONS SET FORTH HEREAFTER. GUARANTOR’S OBLIGATIONS UNDER THIS SECTION SHALL CONTINUE, SURVIVE AND REMAIN IN FULL FORCE AND EFFECT NOTWITHSTANDING THE REPAYMENT OF THE OBLIGATIONS, A FORECLOSURE OF OR EXERCISE OF POWER OF SALE UNDER THIS INSTRUMENT, A DELIVERY OF A DEED IN LIEU OF FORECLOSURE, A CANCELLATION OR TERMINATION OF RECORD OF THIS INSTRUMENT AND THE TRANSFER OF ANY PROPERTY.

4.7 Further Assurances. Upon written request of Borrower or Agent, within twenty-five (25) days of such request, Guarantor shall execute and deliver to Agent for recording Mortgages for each Property in form and substance reasonably satisfactory to Guarantor and Lenders. If, after the date of such recording, Guarantor directly or indirectly through a Subsidiarity acquires any real property, upon request of Borrower or any Lender, Guarantor shall, or shall cause such Subsidiary to, execute and deliver to Agent for recording in the applicable county recorder’s office, a Mortgage in substantially the form as prior Mortgages, subject to those changes deemed necessary by Agent and its counsel to provide for local law requirements.

5. Events of Default; Remedies

5.1 Default. An event of default (“Event of Default”) under this Agreement shall exist if there shall be an Event of Default under any of the Loan Documents. If an Event of Default occurs, the Guaranteed Obligations shall be due immediately and payable upon demand and Lenders may exercise any rights and remedies as provided in this Agreement and other Loan Documents, or as provided at law or equity. Guarantor shall pay interest on the Guaranteed Obligations from such Event of Default at the highest rate of interest charged on any of the Guaranteed Obligations.

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5.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent and Lenders may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies set forth in the Loan Agreement. The rights and remedies shall be cumulative, and not exclusive, except to the extent required by law. The exercise of any right, remedy or attorney-in-fact appointment by Agent of any Lender shall not relieve the Guarantor of any of their obligations hereunder.

5.3 Injunctive Relief. Guarantor recognizes that if there is an Event of Default then, depending on the nature of the Event of Default, it may be that no remedy at law will provide complete or adequate relief to Agent or Lenders, and Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. The injunctive relief shall not be a waiver of Lenders’ rights to other relief and remedies.

6. Indemnities and Expenses.

6.1 Indemnification. Guarantor agrees to indemnify Lenders and any other Person acting on behalf of Lenders from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Guarantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Loan Agreement and the repayment of the Guaranteed Obligations.

6.2 Fees and Expenses. Guarantor shall, upon demand, pay to Lenders and any other Person acting on its behalf all the fees and expenses which Lenders or such Person may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Lenders hereunder, or (iv) the failure by Guarantor to perform or observe any of the provisions hereof.

7. General Terms and Conditions.

7.1 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona without reference to the choice of law doctrine.

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7.2 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, telegram, or registered or certified United States mail with return receipt and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, or, if sent via United States mail, when receipt signed by the receiver, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

If to the Guarantor:	Carvana, LLC 4020 East Indian School Road Phoenix, Arizona 85018 Attention: General Counsel Email: DL-CarvanaLegal@carvana.com

With a copy to:	Snell & Wilmer L.L.P. One Arizona Center Phoenix, Arizona 85004 Attention: Brian William Burke Facsimile No.: (602) 382-6070 Telephone No.: (602) 382-6379 Email: bburke@swlaw.com

If to the Agent:	Verde Investments, Inc. 1720 W. Rio Salado Parkway Tempe, Arizona 85281 Attention: Steven Johnson

If to the Lenders:	At the address set forth on the signature pages to the Loan Agreement.

7.3 Headings. Section and paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The section and paragraph headings shall not be used in the interpretation of this Agreement.

7.4 Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

7.5 Successors and Assigns. This Agreement shall be binding upon Guarantor and Agent, and shall inure to the benefit of Guarantor, Agent, Lenders, and their respective successors and assigns.

7.6 Amendments. This Agreement may not be modified, altered or amended, and no provision hereof may be waived, except by an agreement in writing signed by the Guarantor and Agent and, upon approval of the Lenders. The rights of the Agent and Lenders granted in or referred to in this Agreement shall apply to any modification of or supplement to the Loan Documents.

7.7 Assignments and Participation. Guarantor may not assign any of their rights hereunder without the prior written consent of Lenders, and any such assignment made without such consent will be void. Each Lender may from time to time, without the consent of Guarantor, sell, transfer, pledge, assign and convey the Note, the Loan,

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this Agreement and the other Loan Documents (or any interest therein), and delegate any and all of its obligations with respect thereto, and may grant participations in the Loan to another financial institution or other Person on terms and conditions reasonably acceptable to Agent and split the Loan into multiple parts, or the Note into multiple component notes or tranches. In connection with any such sale, transfer, assignment, conveyance or participation, Lenders may, acting for this purpose as an agent of Guarantor, maintain at its offices a register for the recordation of the names and addresses of Lenders’ participants or assignees, and the amount and terms of Lenders’ sales, transfers, assignments, conveyances and participations including specifying any such participant’s or assignee’s entitlement to payments of principal and interest, and any payments made, with respect to each such sale, transfer, assignment, conveyance or participation. Upon prior notice to Guarantor of such participation or assignment, Guarantor shall thereafter furnish to such participant or assignee any information furnished by Guarantor to Lenders pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Lenders from pledging or assigning this Agreement and Lenders’ rights under any of the other Loan Documents, including Collateral therefor, to any Federal Reserve Lenders in accordance with applicable law.

7.8 Waiver by Guarantor. Except as otherwise provided for in this Agreement, Guarantor waives (i) notice and consummation of presentment, demand, protest, dishonor, intent to accelerate, and acceleration; (ii) all rights to notice and a hearing prior to taking possession or control of, or the Lenders’ replevy, attachment or levy upon, the Collateral; (iii) any bond or security in a judicial proceeding as a condition to the Lenders exercising any of the Lenders’ remedies; and (iv) the benefit of all valuation, appraisement and exemption laws. The failure or delay of Guarantor to strictly enforce the terms of this Agreement shall not be a waiver of such Guarantor’s right to do so.

7.9 Counterparts; Electronic Execution. This Agreement may be executed in two or more counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

7.10 Entire Agreement. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

7.11 Survival. The obligations of the Guarantor under 6.1 and 6.2 hereof shall survive the repayment of the Loans and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lenders shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

7.12 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER, BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR

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ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO ANY OTHER PARTY FOR, (A) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (B) PUNITIVE OR EXEMPLARY DAMAGES.    EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

7.13 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH PARTY TO ACCEPT THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.

Signature pages to follow.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the date first written above.

GUARANTOR:	CARVANA, LLC

By:
	Name:	Paul Breaux
	Title:	Vice President

AGENT:	VERDE INVESTMENTS, INC.

By:
Name:
Title:

SCHEDULE I

1.	5435 N. Loop 1604 W, San Antonio, TX 78257

2.	3507 Rio Vista Ave, Orlando, FL 32805

3.	4777 Lenoir Ave, Jacksonville 32216

4.	356 Atlanta Hwy NW, Winder, GA 30680

5.	6014 S IH 35 Frontage Road, Austin, Texas

EXHIBIT 3.10

ENVIRONMENTAL DISCLOSURES

1.	5435 N. Loop 1604 W, San Antonio, TX 78257: None.

2.	3507 Rio Vista Ave, Orlando, FL 32805: None.

3.	4777 Lenoir Ave, Jacksonville 32216: None.

4.	356 Atlanta Hwy NW, Winder, GA 30680: None.

EXHIBIT 3.14

PHYSICAL CONDITION DISCLOSURES

1.	5435 N. Loop 1604 W, San Antonio, TX 78257 – N/A at this time, as the site is currently under construction.

2.	3507 Rio Vista Ave, Orlando, FL 32805 - N/A at this time, as the site is currently under construction.

3.	4777 Lenoir Ave, Jacksonville 32216 - N/A at this time, as the site is currently under construction.

4.	356 Atlanta Hwy NW, Winder, GA 30680 - N/A at this time, as the site is currently under construction.

EXHIBIT 4.14

ENVIRONMENTAL CONDITION OF PROPERTY

1.	5435 N. Loop 1604 W, San Antonio, TX 78257: None.

2.	3507 Rio Vista Ave, Orlando, FL 32805: None.

3.	4777 Lenoir Ave, Jacksonville 32216: None.

4.	356 Atlanta Hwy NW, Winder, GA 30680:

a.	A title report obtained from First American Title Insurance Company indicated that a Conservation Easement dated March 2, 1964, was recorded in connection to this property. We obtained a termination of this easement from the Conservation District, which was recorded on November 10, 2016, with Clerk of Barrow County Superior Court.

Pursuant to the Environmental Phase I Report, dated May 13, 2016, the northeast portion of the site was observed to be overgrown with dense undergrowth where an intermittent stream and several inundated wetland areas were observed in this area. The stream starts in the northern central portion of the site and drains to the east-southeast. The stream flows off site in the eastern-central portion of the site. Several roadside drainages and inundated areas were observed in the northeast portion of the site along Atlanta Highway.